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                                                                     EXHIBIT 4.2
                         VISUAL MANAGEMENT SYSTEMS, INC.
Warrant No.________

                        WARRANT TO PURCHASE COMMON STOCK


                       VOID AFTER 5:00 P.M., EASTERN TIME,
                             ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        FOR VALUE RECEIVED, VISUAL MANAGEMENT SYSTEMS, INC., a Nevada corporation (the "Company"), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the date hereof but no later than 5:00 p.m., Eastern Time, on July 17, 2011 (the "Expiration Date") to ______________________, or registered assigns (the "Holder"), under the terms as hereinafter set forth, _____________________ (__________) fully paid and non-assessable shares of the Company's Common Stock (the "Warrant Stock"), at a purchase price per share of $3.50 (the "Warrant Price"), pursuant to this warrant (this "Warrant"). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term "Common Stock" shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

        This Warrant is one of a series of the Company's Warrants to purchase Common Stock (collectively, the "Warrants"), issued pursuant to the Confidential Private Placement Memorandum, dated March 30, 2007 (as supplemented, the "Memorandum") pertaining to the Company's offering (the "Offering") of Units consisting of shares of Series A Preferred Stock and Warrants.

1.      EXERCISE OF WARRANT.

        (a) The Holder may exercise this Warrant according to its terms by surrendering to the Company at the address set forth in Section 10, this Warrant and the election to purchase form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:00 p.m., Eastern Time, on the Expiration Date.

                          Confidential and Proprietary

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        (b)     This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

        (c) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

        (d) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

2.      DISPOSITION OF WARRANT STOCK AND WARRANT.

        (a) The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are not being registered (i) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any

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                requirement of law that the disposition of its property shall at all times be within its control.

                The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

        (b) If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

                "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH."

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

        In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

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3.      RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5. CAPITAL ADJUSTMENTS. This Warrant is subject to the following further provisions:

        (a) RECAPITALIZATION, RECLASSIFICATION AND SUCCESSION. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the

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                shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

        (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

        (c) STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

        (d) ADJUSTMENT UPON ISSUANCE OF SHARES OF COMMON STOCK. If and whenever on or after the date of the issuance of this Warrant the Company issues or sells, or in accordance with this Section 5 is deemed to have issued or sold, any shares of Common Stock (excluding any issuance otherwise covered by Section 5(a), 5(b) or 5(c) above or any issuance or deemed issuance described in
                Section 5(d)(v) below) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Warrant Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Warrant Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. For purposes of determining the adjusted Warrant Price under this
                Section 5(d), the following shall be applicable:

                (i) ISSUANCE OF OPTIONS. If the Company in any manner grants any rights, warrants or options (collectively, "Options") to subscribe for or purchase (A) any shares of Common Stock, or (B) or any securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities") and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting of such Option for such price per share. For purposes of this Section 5(d)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option or upon conversion or exchange of any

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                        such Convertible Securities" shall be equal to the sum
                        of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Price shall be made upon the actual issuance of such shares of Common Stock upon exercises of such Options upon conversion or exchange of such Convertible Securities.

                (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 5(d)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion or exchange of such Convertible Security. No further adjustment of the Warrant Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 5(d), no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

                (iii) CHANGE IN OPTION PRICE OR RATE OF CONVERSION; EXPIRATION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock increases or decreases at any time, the Warrant Price in effect at the time of such increase or decrease shall be adjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this
                        Section 5(d)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediate preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Upon the expiration of any Option or the right to convert or exchange any Convertible Security, the issuance of which resulted in an adjustment of the Warrant Price under this Section 5(d), or if any such Option or Convertible Security ceases to be outstanding, and such Option shall not

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                        have been exercised or such Convertible Security shall
                        not have been converted into or exchanged for Common Stock, the Warrant Price shall be recomputed to the price which it would have been (but reflecting any other adjustments made pursuant to this Section 5(d) upon the issuance of Common Stock, Options or Convertible Securities) had the adjustment made by reason of the issuance of such Option or Convertible Security not been made.

                (iv) CALCULATION OF CONSIDERATION RECEIVED. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the gross amount received by the Company therefore. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price (as defined below) of such security on the date of receipt. The fair value of any consideration other than cash or securities will be determined in good faith by the Company's Board of Directors. The term "Market Price" shall mean the average of the closing prices of such security's sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five days consisting of the day prior to the day as of which Market Price is being determined and the four consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the Market Price shall be the fair value thereof determined in good faith by the Corporation's Board of Directors.

                (v) NO ADJUSTMENT FOR CERTAIN ISSUANCES. No adjustments shall be made under this Section 5(d) as a result of (a) issuances of Common Stock upon the exercise of any Options outstanding as of the date of the final closing of the Offering (including Options issued by Visual Management

                                       7
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                        Systems Holdings, Inc. which become exercisable for
                        shares of Common Stock) or the Placement Agent Warrants (as defined in the Memorandum) or upon the conversion of any Convertible Securities (including Convertible Securities issued by Visual Management Systems, Holdings, Inc. which become convertible into shares of Common Stock) outstanding as of the date of the final closing of the Offering or (b) as a result of issuances of Common Stock, Options or Convertible Securities in acquisitions, mergers or strategic alliances, or upon the exercise of any such Options or conversion or exchange of any such Convertible Securities.

        (e) WARRANT PRICE ADJUSTMENT. Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

        (f) CERTAIN SHARES EXCLUDED. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

        (g) DEFERRAL AND CUMULATION OF DE MINIMIS ADJUSTMENTS. The Company shall not be required to make any adjustment pursuant to this
                Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

        (h) DURATION OF ADJUSTMENT. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6.      NOTICE TO HOLDERS.

        (a)     NOTICE OF RECORD DATE. In case:

                                       8
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                (i)     the Company shall take a record of the holders of its
                        Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

        then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least twenty (20) calendar days prior to the record date therein specified, or if no record date shall have been specified therein, at least twenty (20) days prior to such specified date.

        (b) CERTIFICATE OF ADJUSTMENT. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make available and have on file for inspection a certificate signed by its Chairman, Chief Executive Officer, President or Vice President, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment.

7. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

8. WARRANT HOLDER NOT A STOCKHOLDER. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights.

                                       9
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9.      REGISTRATION RIGHTS. The Warrant Stock will be accorded the registration rights under the Act set forth in that certain Subscription Agreement between the Company and the Holders, a form of which agreement is being furnished concurrently herewith.

10. NOTICES. Any notice required or contemplated by this Warrant shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person, deposited with a reputable overnight courier or transmitted by registered or certified mail, return receipt requested, to the Company at 1000 Industrial Way North, Suite C, Toms River, New Jersey 08755, Attention: Chief Financial Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company, or to such other addresses as any of them, by notice to the others, may designate from time to time.

11. CHOICE OF LAW. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

        IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of this 17th day of July 2006.


                                 VISUAL MANAGEMENT SYSTEMS, INC.


                                 By:____________________________________________
                                 Name:  Jason Gonzalez
                                 Title: President


                                       10
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                              ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

                                            Visual Management Systems, Inc.
                                            1000 Industrial Way North, Suite C
                                            Toms River, New Jersey  08755
                                            Attention:  Chief Financial Officer

        The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase ____________ shares of Common Stock covered by the within Warrants, (2) makes payment in full of the Purchase Price by enclosure of cash, a certified check or bank draft, (3) requests that certificates for such shares of Common Stock be issued in the name of:


Please print name, address and Social Security or Tax Identification Number:

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

and (4) if said number of shares of Common Stock shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

        In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.



Dated:  ____________________________        _________________________________
                                                     WARRANT HOLDER


                                            By:  _____________________________
                                                 Name:
                                                 Title:


                                       11
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                                 ASSIGNMENT FORM


FOR VALUE RECEIVED,
                    -----------------------------------------------------------
hereby sells, assigns and transfers unto


Name:
     --------------------------------------------------------------------------
     (Please typewrite or print in block letters)

Social Security or Taxpayer Identification Number :
                                                   -----------------------------

the right to purchase Common Stock of Visual Management Systems Inc., a Nevada corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


DATED:
       ------------------


                                    --------------------------------------------
                                    Signature



                                    --------------------------------------------
                                    Signature, if jointly held




Witness:



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